UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2005

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-19826	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia 30701

(Address of Principal Executive Offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2005, an indirect subsidiary of Mohawk Industries, Inc. completed the acquisition of all of the outstanding shares of Unilin Holding NV, or Unilin, from Cigales SAK. We previously reported the closing of the Unilin acquisition on a Current Report on Form 8-K filed on November 2, 2005. This Form 8-K/A amends that Current Report on Form 8-K to include the consolidated financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K.

Audited consolidated financial statements of Unilin are attached hereto as Exhibit 99.1. Unaudited pro forma condensed combined financial statements, derived from the historical consolidated financial statements of Mohawk Industries, Inc. and Unilin and adjusted to reflect the material effects directly attributable to our acquisition of Unilin and related financings, are attached hereto as Exhibit 99.2. Each of these exhibits is incorporated herein by reference.

Item 8.01	Other Events.

Unilin Results Discussion

Unilin sales for the ten months ended October 2005 were favorably impacted by higher laminate sales volume in the United States offset by slightly declining laminate selling prices in both the United States and Europe. Additionally, Unilin received royalty settlements during 2005 that were related to activity of prior years. Operating margins were favorably impacted by higher United States laminate sales volume and the royalty settlement. Declining laminate selling prices, higher wood and energy costs, plant startup costs and transaction costs negatively impacted margins. In addition, the United States laminate business incurred higher marketing costs to support growth in the United States market. Unilin’s operating margins are expected to be slightly less than in the ten-month period ended October 2005 in future periods due to these factors.

Amortization & Inventory Revaluation

Amortization of intangible assets established in purchase accounting for the Unilin acquisition is expected to be approximately 58 to 61 million euros for 2006 and a pro rata amount will be recorded in the results for the two month period ended December 31, 2005, when Unilin is consolidated with Mohawk. There will be a one-time non-cash charge of approximately 29 million euros in the fourth quarter of 2005 related to purchase accounting adjustments for inventory.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of businesses acquired:

The following financial statements of Unilin Holding NV are included as Exhibit 99.1 to this report.

(i) Report of BDO Atrio Bedrijfsrevisoren Burg. CVBA, an independent registered public accounting firm;

(ii) Audited consolidated balance sheet, statement of operations and statement of cash flows as of and for the year ended December 30, 2004; and

(iii) Audited consolidated balance sheet, statement of operations and statement of cash flows as of and for the ten-month period ending October 30, 2005.

(b) Pro Forma Financial Information:

The following pro forma financial information is included as Exhibit 99.2 to this report.

(i) Unaudited pro forma condensed combined consolidated financial information.

(c) Exhibits:

Exhibit No.	Description
23.1	Consent of BDO Atrio Bedrijfsrevisoren Burg. CVBA, an independent registered public accounting firm.

99.1	Report of BDO Atrio Bedrijfsrevisoren Burg. CVBA and audited consolidated balance sheet, statement of operations and statement of cash flows of Unilin as of and for the periods ending December 30, 2004, and October 30, 2005.

99.2	Unaudited pro forma condensed combined consolidated financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK INDUSTRIES, INC.

By:	/s/ Michel S. Vermette
Michel S. Vermette
Vice President and Corporate Controller

Dated: January 6, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of BDO Atrio Bedrijfsrevisoren Burg. CVBA, an independent registered public accounting firm.

99.1	Report of BDO Atrio Bedrijfsrevisoren Burg. CVBA and audited consolidated balance sheet, statement of operations and statement of cash flows of Unilin as of and for the periods ending December 30, 2004, and October 30, 2005.

99.2	Unaudited pro forma condensed combined consolidated financial information.